                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
Contact:
Bruce Johnson                                        Matt Hayden
eResearchTechnology, Inc.                            Hayden Communications
215-282-5580                                         760-487-1137


                eResearchTechnology Reports Record Third Quarter
                              Revenues and Earnings

 Company Reports 60% Increase in Revenues to $17.5 Million and 184% Increase in
  Net Income; Diluted EPS of $0.16, Beats Consensus by $0.02; eRT Raises 2003
     Full Year EPS Guidance to $0.57-0.58 and 2004 Guidance to $1.02-1.05;
                 Backlog Grows to $94 Million from $51 Million

PHILADELPHIA, PA October 22, 2003 /PRNewswire-FirstCall/ -- eResearchTechnology, Inc. (Nasdaq: ERES; eRT or the company), a leading provider of technology and services to the pharmaceutical, biotechnology and medical device industries, announced today third quarter results for the period ended September 30, 2003. The company reported record third quarter revenues of $17.5 million, a 60% increase over revenue for the third quarter of 2002 of $10.9 million. The third quarter revenues also represented an increase of 18% over the second quarter of 2003 and exceeded the company's previous guidance of $16.4 to $16.6 million. eRT reported net income for the third quarter of 2003 of $3.9 million, or $0.16 per diluted share, an increase of 184% compared with $1.4 million, or $0.06 per diluted share (split-adjusted) for the third quarter of 2002. The net income of $0.16 per diluted share beat analysts consensus estimate by $0.02 per diluted share. The company's effective tax rate was 37.25% for the third quarter of 2003. eRT had an effective tax rate of 32.0% for the 2002 third quarter.

For the nine months ended September 30, 2003, the company reported revenues of $45.8 million, a 56% increase versus the same period in 2002, when the company reported revenues of $29.4 million. eRT generated net income of $9.1 million in the first nine months of 2003, or $0.38 per diluted share, 181% above the $3.2 million, or $0.14 per diluted share (split adjusted) it earned in the first nine months of 2002. The company's effective tax rate for the first nine months of 2003 was 37.25%, versus 32.0% in the year earlier period.

"Our strong results, growing backlog, and increased guidance reflect the high demand for our technology and services," said Joe Esposito, eRT's president and chief executive officer. "We continue to see growing momentum in our commercial business, and we have active discussions with both large and mid-tier pharmaceutical companies who are seeking to secure committed ECG capacity through "Franchise" agreements such as the one we announced in the third quarter for $36 million. We believe that this trend could continue, which creates the potential for substantial agreements as companies increasingly seek to secure ECG capacity well in advance of clinical trials. In addition, we are now beginning to see increased thorough Phase I activity as a result of regulatory guidance and an improving outlook for EDC based on our customers expanding the use of our technology. As a result, we have made additional investments this past quarter in key personnel, technology enhancements and increased capacity so that we can address the continued flow of our commercial contracts, larger franchise relationships, incremental thorough Phase I business, and the larger EDC trials in the highest quality manner. Our strong balance sheet also affords us the opportunity to make additional investments to build on our leadership position in these rapidly growing markets."

Some of the highlights of the third quarter included:

     o The company completed the quarter with a backlog of $94 million, including the $36 million Franchise agreement, an increase from $51 million at the end of the second quarter.

     o The third quarter of 2003 marked the eleventh consecutive quarter that the company posted a sequential increase in revenues and operating income.

     o eRT completed the quarter with $41.5 million in cash and short-term investments, an increase of $9.7 million from the second quarter.

     o The company's gross margin was 62.8%, compared to 60.6% during the second quarter and 53.8% for the third quarter of 2002. eRT maintained high gross margins despite increasing investments in personnel and technology due to increased cardiac safety volume and license revenue.

     o The company increased its technology recurring license/subscription revenues by 132% to $744,000 in the third quarter from the year-earlier period and its cardiac safety revenues by 47% from the year-earlier period.

     o eRT grew its EDC/Data Management products revenue by 113% versus the year earlier period and continues to pursue enterprise opportunities in the EDC sector.

     o As previously announced in late September, eRT entered into its second Franchise agreement with a top ten pharma company with a two year value of $36 million. A Franchise agreement provides the sponsor with a virtual extension of its clinical development teams by providing dedicated resources (people, process, and technology) to address cardiac safety monitoring in compliance with emerging regulatory guidance. A Franchise arrangement utilizes the sponsor's standard operating procedures, eRT's regulatory compliant methods, and scalable cardiac safety data handling technology provided by eRT. The Franchise model is designed to address a sponsor's commitment for a large volume of ECG processing enabling the sponsor to accelerate study conduct, reduce administrative costs, ensure quality, and gain competitive advantage.

     o eRT has now entered into definitive agreements with Pharmaceutical Product Development, Inc., SFBC International, Inc., PRACS Institute, Ltd., and California Clinical Trials Medical Group, to provide cardiac safety testing for trials being conducted by these organizations. The company believes such alliances provide a single source for clients seeking to outsource the collection and processing of cardiac safety and clinical data management. These alliances enhance the company's competitive position, increase the company's distribution channels, and enhance the company's delivery capabilities with respect to performing thorough Phase I trials that have short completion windows. These alliances demonstrate that eRT has become the supplier of choice for ensuring that capacity and quality requirements are met.

2003 and 2004 Guidance

The company issued the following guidance for the remainder of 2003. It expects to report fourth quarter revenues for the quarter ended December 31, 2003 of $18.7 to $19.0 million and earnings of $0.19 to $0.20 per diluted share. As a result, the company raised its estimates for the full year. It now expects revenues for 2003 of $64.5 to $64.8 million and expects diluted earnings per share of $0.57 to $0.58, exceeding its previous guidance of $0.52 to $0.53. On September 29, 2003, eRT raised its 2004 guidance and announced expectations for revenue of between $96 and $98 million and earnings of $0.92 to $0.94 per diluted share. Due to increased backlog visibility and improved margins, eRT now expects to report revenues of $99 to $101 million and earnings of $1.02 to $1.05 per diluted share for 2004. The guidance does not include the impact of any stock splits.

Mr. Esposito and Bruce Johnson, the company's chief financial officer, will hold a conference call to discuss these results. The conference call will take place at 4:45 p.m. EDT on October 22, 2003. Interested participants should call 877-780-2271 when calling within the United States or 973-582-2737 when calling internationally. There will be a playback available as well. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 4245348 for the replay.

This call is being webcast by ViaVid Broadcasting and can also be accessed at eRT's web site at www.ert.com. The webcast may also be accessed at ViaVid's website at: http://www.viavid.com/detailpage.asp?sid=00001777. The webcast can be accessed until November 22, 2003 on either site.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.eRT.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, 2003 and 2004 guidance, involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the company's financial results can be found in the company's Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                   eResearchTechnology, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)


                                            Three Months Ended          Nine Months Ended
                                                September 30,              September 30,
                                             2002          2003          2002          2003
                                           -------       -------       -------       -------
Net revenues:
      Licenses                             $   473       $ 2,513       $ 1,723       $ 4,856
      Services                              10,451        14,951        27,666        40,967
                                           -------       -------       -------       -------

Total net revenues                          10,924        17,464        29,389        45,823
                                           -------       -------       -------       -------

Costs of revenues:
      Cost of licenses                         279           185           565           517
      Cost of services                       4,773         6,306        12,180        17,123
                                           -------       -------       -------       -------

Total costs of revenues                      5,052         6,491        12,745        17,640
                                           -------       -------       -------       -------

Gross margin                                 5,872        10,973        16,644        28,183
                                           -------       -------       -------       -------

Operating expenses:
      Selling and marketing                  1,571         1,870         4,968         5,617
      General and administrative             1,441         1,818         4,181         4,896
      Research and development                 915         1,196         3,166         3,400
                                           -------       -------       -------       -------

Total operating expenses                     3,927         4,884        12,315        13,913
                                           -------       -------       -------       -------

Operating income                             1,945         6,089         4,329        14,270
Other income, net                               58            83           437           227
                                           -------       -------       -------       -<------

Income before income taxes                   2,003         6,172         4,766        14,497
Income tax provision                           641         2,299         1,525         5,400
                                           -------       -------       -------       -------

Net income                                 $ 1,362       $ 3,873       $ 3,241       $ 9,097
                                           =======       =======       =======       =======

Basic net income per share                 $  0.06       $  0.17       $  0.16       $  0.42
                                           =======       =======       =======       =======

Diluted net income per share               $  0.06       $  0.16       $  0.14       $  0.38
                                           =======       =======       =======       =======

Shares used to calculate basic net
      income per share                      21,032        22,143        20,908        21,826
                                           =======       =======       =======       =======

Shares used to calculate diluted net
      income per share                      22,846        24,342        22,492        23,842
                                           =======       =======       =======       =======

                   eResearchTechnology, Inc. and Subsidiaries
                           Consolidated Balance Sheets
               (in thousands, except share and per share amounts)


                                                                    December 31, 2002          September 30, 2003
                                                                    -----------------          ------------------
ASSETS                                                                                            (unaudited)

Current assets:
     Cash and cash equivalents                                           $ 17,443                   $ 28,527
     Short-term investments                                                 9,307                     12,948
     Accounts receivable, net                                               6,954                     12,022
     Prepaid expenses and other                                             2,542                      2,521
     Deferred income taxes                                                    485                        485
                                                                         --------                   --------
          Total current assets                                             36,731                     56,503

Property and equipment, net                                                12,587                     13,719
Goodwill                                                                    1,212                      1,212
Investments in non-marketable securities                                      509                        509
Other assets                                                                   21                         38
Deferred income taxes                                                       2,332                      3,336
                                                                         --------                   --------

                                                                         $ 53,392                   $ 75,317
                                                                         ========                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                    $  2,000                   $  1,968
     Accrued expenses                                                       3,705                      3,312
     Income taxes payable                                                     960                      1,167
     Current portion of capital lease obligations                             599                        643
     Deferred revenues                                                      4,774                      9,483
                                                                         --------                   --------
          Total current liabilities                                        12,038                     16,573
                                                                         --------                   --------

Capital lease obligations, excluding current portion                          774                        286
                                                                         --------                   --------

Stockholders' equity:
     Preferred stock-$10.00 par value, 500,000 shares authorized,
          none issued and outstanding                                        --                         --
     Common stock-$.01 par value, 50,000,000 shares authorized,
          22,924,382 and 24,135,736 shares issued                             229                        241
     Additional paid-in capital                                            40,807                     49,440
     Accumulated other comprehensive income                                   410                        707
     Retained earnings                                                      2,363                     11,460
     Treasury stock, 1,791,000 and 1,805,564 shares at cost                (3,229)                    (3,390)
                                                                         --------                   --------

          Total stockholders' equity                                       40,580                     58,458
                                                                         --------                   --------

                                                                         $ 53,392                   $ 75,317
                                                                         ========                   ========


                                      eResearchTechnology, Inc. and Subsidiaries
                                        Consolidated Statements of Cash Flows
                                                    (in thousands)
                                                     (unaudited)

                                                                             Nine Months Ended September 30,
                                                                              2002                    2003
                                                                          -------------           -------------
Operating activities:
   Net income                                                               $  3,241                  $  9,097
   Adjustments to reconcile net income to net cash
       provided by operating activities:
           Gain on sale of marketable securities                                 (75)                     --
           Depreciation and amortization                                       2,058                     3,595
           Issuance of stock options to non-employees                              7                      --
           Stock option income tax benefits                                     --                       5,320
           Changes in operating assets and liabilities:
              Accounts receivable                                             (1,694)                   (4,989)
              Prepaid expenses and other                                        (958)                      (13)
              Accounts payable                                                   446                       (51)
              Accrued expenses                                                   (88)                     (398)
              Income taxes                                                     1,032                      (838)
              Deferred revenues                                                1,743                     4,681
                                                                            --------                  --------
                  Net cash provided by operating activities                    5,712                    16,404
                                                                            --------                  --------

Investing activities:
   Purchases of property and equipment                                        (4,583)                   (4,646)
   Purchases of short-term investments                                        (2,354)                   (8,084)
   Proceeds from sales of short-term investments                               1,816                     4,443
   Proceeds from sales of marketable securities                                  720                      --
                                                                            --------                  --------
                  Net cash used in investing activities                       (4,401)                   (8,287)
                                                                            --------                  --------

Financing activities:
   Repayment of capital lease obligations                                       (314)                     (444)
   Net proceeds from exercise of stock options                                 1,184                     3,164
                                                                            --------                  --------
                  Net cash provided by financing activities                      870                     2,720
                                                                            --------                  --------

Effect of exchange rate changes on cash                                          260                       247
                                                                            --------                  --------

Net increase in cash and cash equivalents                                      2,441                    11,084
Cash and cash equivalents, beginning of period                                11,364                    17,443
                                                                            --------                  --------

Cash and cash equivalents, end of period                                    $ 13,805                  $ 28,527
                                                                            ========                  ========
